Exhibit 10.2

SECOND AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is entered into as of September 25, 2013, by and between Encore Europe Holdings S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 560A, rue de Neudorf, L-2220 Luxembourg, not yet registered with the Luxembourg Trade and Companies Register and having a share capital of £15,000 (“Purchaser”) and JCF III Europe S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 47, avenue John F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 161027 and having a share capital of EUR 8,501,530 (“Seller”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Encore Capital Group, Inc., a Delaware Corporation (the “Assignor”), and Seller have entered into that certain Securities Purchase Agreement dated as of May 29, 2013 (as amended, the “Purchase Agreement”) as amended on July 1, 2013;

WHEREAS, in accordance with Section 5.9 of the Purchase Agreement, Assignor has assigned, and Purchaser has assumed, all of Assignor’s rights and obligations in, to and under the Purchase Agreement (other than with respect to Assignor’s obligations under Section 5.16 of the Purchase Agreement, which shall remain with Assignor), pursuant to that certain Assignment and Assumption Agreement dated June 28, 2013; and

WHEREAS, Purchaser and Seller have agreed to amend the Purchase Agreement pursuant to this Amendment, as set forth herein.

AGREEMENT

In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Purchaser and Seller each agree to amend the Purchase Agreement as follows:

1. Purchase Price. The first sentence of Section 1.2 is hereby amended and restated in its entirety to read as follows:

“The aggregate purchase price (the “Purchase Price”) for the Purchased Securities shall be £115,065,551, in respect of the E Bridge PECs, the Company E PECs and the E Shares, and £40 in respect of the Holdings A Shares.

2. Headings. The headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Amendment.

3. Severability. If any term or provision of this Amendment is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Amendment or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such State, without reference to principles of conflicts of laws.

5. Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The parties agree that this Amendment shall be legally binding upon the electronic transmission, including by facsimile or email, by each party of a signed signature page to this Amendment to the other party.

6. Full Force and Effect; No Obligation for Other Amendments. Each of the parties hereto confirms that this Amendment is intended to be a part of, and will serve as a valid, written amendment to, the Purchase Agreement. Except as otherwise set forth in this Amendment, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreement, which are hereby ratified and affirmed in all respects and shall continue in full force and effect, and this Amendment will not operate as an extension or waiver by the parties to the Purchase Agreement of any other condition, covenant, obligation, right, power or privilege under the Purchase Agreement. This Amendment relates only to the specific matters covered herein, and shall not be considered to create a course of dealing or to otherwise obligate any party to the Purchase Agreement to execute similar amendments or grant any waivers under the same or similar circumstances in the future.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their respective behalf, by their respective officers thereunto duly authorized all as of the day and year first above written.

PURCHASER

ENCORE EUROPE HOLDINGS S.À R.L.

By:	/s/ Paul Grinberg
Name:	Paul Grinberg
Title:	Manager

By:	/s/ Gregory Call
Name:	Gregory Call
Title:	Manager

SELLER

JCF III EUROPE S.À R.L.

By:	/s/ Jens Hoellermann
Name:	Jens Hoellermann
Title:	Manager

Second Amendment to Securities Purchase Agreement